UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



Date of Report:           July 24, 2001
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)



       Pennsylvania               0-275              23-1263194
(State or other jurisdiction    (Commission        (IRS Employer
    of incorporation)           File Number)    Identification No.)



150 Locust Street, P.O. Box 36, Macungie, Pennsylvania  18062-0036
 (Address of principal executive offices)               (Zip Code)



                          610-966-2200
        (Registrants telephone number, including area code)

Item 5    Other Events

Allen Organ Company (NASDAQ: AORGB) today announced that its subsidiary Eastern Research, Inc. has been chosen by Telstra Corp. Ltd. (NYSE: TLS-news; ASX:TLS) as a supplier of Time Division Multiplexer equipment for Telstra's Business Data Access Network. Eastern will supply Telstra with Eastern's DNX Access Concentration Systems. Telstra will utilize the grooming and concentration capabilities and multiple high-speed network interfaces of the DNX to help facilitate back-haul consolidation of traffic in its end offices and at customer premises sites. In addition, Telstra will leverage the large-scale cross-connect capabilities of the DNX-88 in its main offices.

Eastern Research worked with Telstra to meet the company's specific network requirements to alleviate capacity pressures. Capacity, scalability, and flexibility of interface options distinguished the DNX, resulting in a cost-effective deployment solution that integrates seamlessly into Telstra's existing network.

Initial deployment, scheduled for some time in August 2001, includes the DNX-11 and DNX-88 configured with a range of interfaces for DS3, E1 and STM1 applications.

"This contract further validates and strengthens our position as the world's pre-eminent supplier of cross-connect technology at the network edge," said Michael Doyle, president of Eastern Research. "As the Telstra network migrates to broadband and optical at the edge, the DNX product family will help facilitate this transition, help optimize the network and strengthen customer satisfaction. With our blend of rock-solid performance and leading edge functionality, our relationship with Telstra should blossom as new service demands change the network landscape."

Program Delivery Manager for Telstra's Data Network Products, Ron Rydz said: "The introduction of the Eastern Research DNX Access Concentration System marks a significant step forward in helping Telstra deliver Business Access Services to our customers. Not only does the product help us meet our current and future demands, but also introduces new efficiencies in the way we engineer the service."

About Eastern Research
Eastern Research Inc., an ISO 9001 certified company, designs and manufactures the DNX Series of Multiservice Access Concentrators, TAS line of Test Access Systems, and an extensive line of Internetworking and Tech Control products for network service providers and corporate end-users. Eastern's carrier-class solutions enable service providers worldwide to reduce operational infrastructure costs while increasing network reliability and service. The company's mission is to become the leading global supplier of Access Concentration, Grooming and Test Access technology to incumbent and emerging wireline and wireless service providers. Additional information is available at http://www.erinc.com.

About Telstra
Telstra Corporation Limited is Australia's leading telecommunications company and electronic information services provider, servicing national and international companies with an innovative and practical approach. The company offers a unique mix of telecommunications services, including catering for the needs of small to large businesses, multinational corporations, service providers and carriers globally.
Telstra is actively developing and delivering value-added communications, Internet and content services.

Telstra is ranked as one of the top companies in the global telecommunications industry by market value, and listed on the Australian, NZ and US stock exchanges. Offices span the Asia Pacific region, Europe, and the USA to service more than 230 countries and territories worldwide.




                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                      ALLEN ORGAN COMPANY

Date:      July 24, 2001             /s/ STEVEN MARKOWITZ
                                   Steven Markowitz, President